Exhibit 3.5.10

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “BEARING HOLDINGS, LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE TWENTY-FOURTH DAY OF APRIL, A.D. 2008, AT 1:29 O’CLOCK P.M.

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE THIRD DAY OF OCTOBER, A.D. 2014, AT 1:46 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “BEARING HOLDINGS, LLC”.

	[SEAL]	/s/ Jeffrey W. Bullock

		Jeffrey W. Bullock, Secretary of State
4538526 8100H		AUTHENTICATION:	1768685
141277841		DATE:	10-09-14

You may verify this certificate online

at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 01:29 PM 04/24/2008 FILED 01:29 PM 04/24/2008 SRV 080467633 – 4538526 FILE

CERTIFICATE OF FORMATION

OF

BEARING HOLDINGS, LLC

Pursuant to 6 Del. C. § 18-201

1. The name of the limited liability company is Bearing Holdings, LLC.

2. The address of the registered office in the State of Delaware is 615 South DuPont Highway, City of Dover, County of Kent, State of Delaware 19901. The name of the registered agent at such address is National Corporate Research, Ltd.

3. The term of the limited liability company shall be perpetual.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 24th day of April, 2008.

/s/ Michael L. Whitchurch
Michael L. Whitchurch
Authorized Person

State of Delaware Secretary of State Division of Corporations Delivered 02:05 PM 10/03/2014 FILED 01:46 PM 10/03/2014 SRV 141255628 – 4538526 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT CHANGING ONLY THE

REGISTERED OFFICE OR REGISTERED AGENT OF A

LIMITED LIABILITY COMPANY

The limited liability company organized and existing under the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1. The name of the limited liability company is BEARING HOLDINGS, LLC.

2. The Registered Office of the limited liability company in the State of Delaware is changed to Corporation Trust Center 1209 Orange Street (street), in the City of Wilmington, Zip Code 19801. The name of the Registered Agent at such address upon whom process against this limited liability company may be served is THE CORPORATION TRUST COMPANY.

By:	/s/ Liela Morad

Authorized Person

Name:	Liela Morad

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